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                                                                       EXHIBIT 1




July 15, 1998



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  10549

Ladies and Gentlemen:


                     ONTRACK DATA INTERNATIONAL, INC.


We have read Item 4 of ONTRACK Data International, Inc.'s Form 8-K dated
July 15, 1998 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,



/s/ PricewaterhouseCoopers LLP